UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 6, 2008

ADC Telecommunications, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Minnesota	0-1424	41-0743912
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13625 Technology Drive, Eden Prairie, Minnesota		55344
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	952.938.8080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.06 Material Impairments.

On previous occassions we reported that credit concerns in the capital markets have significantly reduced our ability to liquidate auction-rate securities we hold. These securities are classified as both short and long-term available-for-sale securities on our balance sheet.

We reported a $29.4 million other-than-temporary impairment charge as of the end of our fiscal 2007 (i.e. October 31, 2007) because of a decrease in the fair-value of our auction-rate securities. Further, we reported that we expect to take an additional other-than-temporary impairment charge as the end of our first quarter of fiscal 2008 (i.e., February 1, 2008) estimated to be $31.0 million because account statements dated November 30, 2007 and December 28, 2007 received from the firms managing our investments indicated a further decrease in the fair-value of these securities. We stated that the amount of this first quarter charge was subject to significant change in the event of additional changes in market conditions.

On February 6, 2008 we received account statements dated February 1, 2008 from the firms managing our investments. We analyzed these statements and concluded on February 6, 2008 that a further decrease in the estimated fair value of the auction-rate securities we hold has occurred. We therefore have increased the estimated amount of the other-than-temporary impairment charge we expect to take at the end of our first fiscal quarter from $31.0 million to approximately $50.0 million. This updated estimate for the first fiscal quarter is subject to change as we complete the preparation of our financial results in connection with the filing of our quarterly report on Form 10-Q.

Taking into account this current increase in the estimated other-than-temporary impairment charge, our auction-rate securities had an estimated fair value of approximately $90.4 million as of February 1, 2008. On October 31, 2007 the estimated fair value of our auction-rate securities was $140.4 million. The estimated fair value of the auction-rate securities we hold could decrease or increase significantly in the future based on market conditions. We will continue to assess the fair value of our auction-rate securities based on our analysis of account statements we receive from the firms managing these investments.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADC Telecommunications, Inc.

February 8, 2008	By:	James G. Mathews

Name: James G. Mathews
Title: Vice President and Chief Financial Officer